EXHIBIT 99.1

Fourth Quarter 2023 Results
•Net income of $94 million, or $0.45 per diluted common share
•Operating net income of $91 million, or $0.44 per diluted common share[1]
•Consolidated asset balances of $52 billion at quarter end
•Loan balances of $37 billion and deposit balances of $42 billion at quarter end
•Estimated CET1 and total capital ratios of 9.6% and 11.8% at quarter end

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FOURTH QUARTER 2023 RESULTS
$0.45	$0.44	$23.95	$16.12
Earnings per diluted common share	Operating earnings per diluted common share [1]	Book value per common share	Tangible book value per common share [1]
0

CEO Commentary
"It was a historic year for Columbia Banking System and Umpqua Bank,” said Clint Stein, President and CEO. “We closed and integrated the transformational combination of the Northwest's premier banking organizations, expanding our footprint to encompass eight Western states as we achieved our cost-savings targets ahead of schedule and above our original projections. With the integration behind us, we are now turning our focus to optimizing performance and driving shareholder value. The fourth quarter was noisy with the FDIC special assessment and some one-time expense items. Our cost of funds is not immune to the higher-rate environment, as we had some 2022 vintage CDs reprice and saw a material increase in public deposits impact our margin. However, we believe neither of these items dilutes the quality of our core deposit base. Our scale, products, and services empower our talented base of associates to win business, which we believe long-term will drive consistent, repeatable performance.”

–Clint Stein, President and CEO of Columbia Banking System, Inc.

4Q23 HIGHLIGHTS (COMPARED TO 3Q23)

Net Interest Income and NIM	•Net interest income decreased to $454 million from $481 million in 3Q23 due primarily to higher deposit costs that more than offset a decline in the cost of wholesale borrowings.
•Net interest margin was 3.78%, down 13 basis points from the prior quarter. Higher earning asset yields and a more profitable mix of earning assets were offset by higher deposit costs. Higher balances in public deposits and CD repricing contributed to the quarter's net interest margin contraction.

Non-Interest Income and Expense
•Non-interest income increased by $22 million due primarily to a $28 million favorable change in cumulative non-merger fair value accounting and hedges. Lower mortgage banking revenue reflects an anticipated decline in servicing revenue following the MSR asset sale that closed on September 30, 2023.

•Non-interest expense increased by $33 million due to a $33 million FDIC special assessment recorded during the quarter and other elevated expense items, which offset lower merger-related expense.

Credit Quality	•Net charge-offs were 0.31% of average loans and leases (annualized) compared to 0.25% in the prior quarter. Charge-off activity remains primarily centered in the FinPac portfolio.
•Provision expense of $55 million reflects changes in the economic forecasts used in credit models and portfolio migration trends.
•Non-performing assets to total assets was 0.22% compared to 0.20% at September 30, 2023.

Capital	•Estimated total risk-based capital ratio of 11.8% and estimated common equity tier 1 risk-based capital ratio of 9.6%.
•Declared a quarterly cash dividend of $0.36 per common share on November 13, 2023, which was paid December 11, 2023.

Notable items	•Consolidated five branches in January 2024.
•Incurred $7 million in merger-related expense.

4Q23 KEY FINANCIAL DATA

PERFORMANCE METRICS		4Q23		3Q23		4Q22
Return on average assets		0.72%		1.02%		1.04%
Return on average common equity		7.90%		11.07%		13.50%
Return on average tangible common equity [1]		12.19%		16.93%		13.53%
Operating return on average assets [1]		0.70%		1.23%		1.24%
Operating return on average common equity [1]		7.73%		13.40%		16.14%
Operating return on average tangible common equity [1]		11.92%		20.48%		16.18%
Net interest margin		3.78%		3.91%		4.01%
Efficiency ratio		64.81%		57.82%		57.24%

INCOME STATEMENT ($ in 000s, excl. per share data)		4Q23		3Q23		4Q22
Net interest income		$453,623		$480,875		$305,479
Provision for credit losses		$54,909		$36,737		$32,948
Non-interest income		$65,533		$43,981		$34,879
Non-interest expense		$337,176		$304,147		$194,982
Pre-provision net revenue [1]		$181,980		$220,709		$145,376
Operating pre-provision net revenue[1]		$179,213		$258,687		$167,094
Earnings per common share - diluted [2]		$0.45		$0.65		$0.64
Operating earnings per common share - diluted [1,2]		$0.44		$0.79		$0.76
Dividends paid per share [2]		$0.36		$0.36		$0.35

BALANCE SHEET		4Q23		3Q23		4Q22
Total assets	$52.2	B	$52.0	B	$31.8	B
Loans and leases	$37.4	B	$37.2	B	$26.2	B
Total deposits	$41.6	B	$41.6	B	$27.1	B
Book value per common share [2]		$23.95		$22.21		$19.18
Tangible book value per share[1,2]		$16.12		$14.22		$19.14
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.
2 Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Organizational Update
Columbia Banking System, Inc. ("Columbia", "we", or "our") realized $143 million in annualized net merger-related cost-savings as of December 31, 2023, outpacing the $135 million target communicated when the combination was announced. As the integration process is now largely complete, we do not intend to provide future updates on cost savings realizations. However, Columbia has a history of prudent expense management, and the company will continue to evaluate opportunities for improved efficiency as part of the normal course of business to offset franchise development investments. As previously disclosed, Umpqua Bank, the primary subsidiary of Columbia, consolidated five branches during January 2024.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for each of the quarters of 2023 and the year ended December 31, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $454 million for the fourth quarter of 2023, down $27 million from the prior quarter. The decline reflects higher deposit costs that more than offset a decline in the cost of wholesale borrowings.

Columbia's net interest margin was 3.78% for the fourth quarter of 2023, down 13 basis points from 3.91% for the third quarter of 2023. The cost of interest-bearing deposits increased 53 basis points on a linked-quarter basis to 2.54% for the fourth quarter of 2023, which compares to 2.71% for the month of December and 2.75% at December 31, 2023. Deposit costs were impacted by the full quarter's run rate of brokered deposits added during the third quarter to replace maturing FHLB advances. Further, higher public deposit balances, which reflect seasonal tax-related trends and a focused effort to attract relationship-based public funds in local communities as we work to reduce wholesale funding, also had an impact. Public balances tend to carry a higher interest rate than most other non-maturity deposit balances. Time deposits also contributed to the quarter's increased cost of deposits as many maturing balances repriced over 200 basis points higher at the expiration of their 12- and 13-month terms. Columbia's cost of interest-bearing liabilities increased 30 basis points on a linked-quarter basis to 3.02% for the fourth quarter of 2023, which compares to 3.15% for the month of December and 3.19% at December 31, 2023. A reduction in the balance of average wholesale borrowings resulted in a smaller increase in the cost of interest-bearing liabilities compared to interest-bearing deposits. Please refer to the Q4 2023 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $66 million for the fourth quarter of 2023, up $22 million from the prior quarter. A $28 million favorable change in fair value adjustments and mortgage servicing rights ("MSR") hedging activity reflects a net fair value gain of $13 million in the fourth quarter, compared to a net fair value loss of $15 million in the third quarter, as detailed in our non-GAAP disclosures. This benefit was partially offset by lower mortgage servicing income following the September 30, 2023 sale of approximately one-third of Columbia's MSR assets, which reduced the serviced loan portfolio by an equivalent amount.

Non-interest Expense
Non-interest expense was $337 million for the fourth quarter of 2023, up $33 million from the prior quarter. The increase was driven by a recorded $33 million expense for the special assessment from the FDIC to replenish the Deposit Insurance Fund following bank closures earlier in 2023. The fourth quarter was also impacted by other elevated expense items that offset a $12 million decline in merger-related expense, which was $7 million in the fourth quarter. Please refer to the Q4 2023 Earnings Presentation for additional expense details, including an update on realized merger-related cost-savings through December 31, 2023.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Balance Sheet
Total consolidated assets were $52.2 billion as of December 31, 2023, essentially unchanged from September 30, 2023. Cash and cash equivalents was $2.2 billion as of December 31, 2023, a decrease of $241 million relative to September 30, 2023. Including secured off-balance sheet lines of credit, total available liquidity was $18.7 billion as of December 31, 2023, representing 36% of total assets, 45% of total deposits, and 138% of uninsured deposits. Available for sale ("AFS") securities, which are held on balance sheet at fair value, were $8.8 billion as of December 31, 2023, an increase of $326 million relative to September 30, 2023, as an increase in the fair value of the portfolio and accretion of the discount on historical Columbia securities more than offset paydowns. Columbia did not purchase any securities during the fourth quarter. Please refer to the Q4 2023 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $37.4 billion as of December 31, 2023, an increase of $271 million relative to September 30, 2023. "Higher outstanding commercial term and line balances and other relationship-driven expansion contributed to 3% annualized loan growth in the fourth quarter," stated Chris Merrywell, President of Umpqua Bank. "Our bankers remain laser-focused on generating business founded through relationships that drive balanced growth." Please refer to the Q4 2023 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.6 billion as of December 31, 2023, essentially unchanged from September 30, 2023. "While total deposit balances were stable between September and December, the mix reflects a shift into interest-bearing demand accounts," commented Mr. Merrywell. "Non-interest bearing balance changes continue to reflect customers' use of cash, which includes tax payments and lower escrow balances during the fourth quarter. Our targeted efforts to expand our network of public deposits throughout our communities helped offset seasonal customer declines without the use of wholesale funding." Please refer to the Q4 2023 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $464 million, or 1.24% of loans and leases, as of December 31, 2023, compared to $438 million, or 1.18% of loans and leases, as of September 30, 2023. The provision for credit losses was $55 million for the fourth quarter of 2023, and it reflects changes in the economic forecasts used in credit models and portfolio migration trends. Please refer to the Q4 2023 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Net charge-offs were 0.31% of average loans and leases (annualized) for the fourth quarter of 2023, compared to 0.25% for the third quarter of 2023. Net charge-off activity continued to be centered in the FinPac portfolio as bank charge-off activity was low at 0.06% of average bank loans. As of December 31, 2023, non-performing assets were $114 million, or 0.22% of total assets, compared to $106 million, or 0.20% of total assets, as of September 30, 2023.

Capital
As of December 31, 2023, Columbia's book value per common share increased to $23.95, compared to $22.21 at September 30, 2023. The linked-quarter change in book value primarily reflects a change in accumulated other comprehensive (loss) income ("AOCI") to $(340) million at December 31, 2023, compared to $(680) million at the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on AFS securities to $322 million as of December 31, 2023, compared to $650 million as of September 30, 2023. As of December 31, 2023, 54% of the AFS securities portfolio was in an unrealized gain position. Tangible book value per common share1 correspondingly increased to $16.12, compared to $14.22 at September 30, 2023.

Columbia's estimated total risk-based capital ratio was 11.8% and its estimated common equity tier 1 risk-based capital ratio was 9.6% as of December 31, 2023, compared to 11.6% and 9.5%, respectively, as of September 30, 2023. Columbia remains above current “well-capitalized” regulatory minimums. "Our regulatory capital ratios continued to expand in the fourth quarter," stated Ron Farnsworth, Chief Financial Officer of Columbia. "We expect our capital position to continue to build over time, supporting our franchise expansion and increasing flexibility for capital return." The regulatory capital ratios as of December 31, 2023 are estimates, pending completion and filing of Columbia's regulatory reports.

1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Earnings Presentation and Conference Call Information
Columbia's Q4 2023 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its fourth quarter 2023 earnings conference call on January 24, 2024, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its fourth quarter 2023 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI2ed0e3ce03e94a7a968c1bbb26fa939c
Join the audiocast: https://edge.media-server.com/mmc/p/eo4z866c/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. In March of 2023, Columbia and Umpqua combined two of the Pacific Northwest's premier financial institutions under the Umpqua Bank brand to create one of the largest banks headquartered in the West and a top-30 U.S. bank. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver personalized service at scale. The bank operates in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington and supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management and Columbia Trust Company, a subsidiary of Columbia. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change (2)
($ in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$577,741	$569,670	$552,679	$413,525	$322,350	1%	79%
Interest and dividends on investments:
Taxable	78,010	80,066	79,036	39,729	18,108	(3)%	331%
Exempt from federal income tax	6,966	6,929	6,817	3,397	1,288	1%	441%
Dividends	4,862	4,941	2,581	719	182	(2)%	nm
Temporary investments and interest bearing deposits	24,055	34,407	34,616	18,581	10,319	(30)%	133%
Total interest income	691,634	696,013	675,729	475,951	352,247	(1)%	96%
Interest expense:
Deposits	170,659	126,974	100,408	63,613	31,174	34%	447%
Securities sold under agreement to repurchase and federal funds purchased	1,226	1,220	1,071	406	323	0%	280%
Borrowings	56,066	77,080	81,004	28,764	8,023	(27)%	nm
Junior and other subordinated debentures	10,060	9,864	9,271	8,470	7,248	2%	39%
Total interest expense	238,011	215,138	191,754	101,253	46,768	11%	409%
Net interest income	453,623	480,875	483,975	374,698	305,479	(6)%	48%
Provision for credit losses	54,909	36,737	16,014	105,539	32,948	49%	67%
Non-interest income:
Service charges on deposits	17,349	17,410	16,454	14,312	12,139	0%	43%
Card-based fees	14,593	15,674	13,435	11,561	9,017	(7)%	62%
Financial services and trust revenue	3,011	4,651	4,512	1,297	25	(35)%	nm
Residential mortgage banking revenue (loss), net	4,212	7,103	(2,342)	7,816	(1,812)	(41)%	nm
Gain on sale of debt securities, net	9	4	—	—	—	125%	nm
Gain (loss) on equity securities, net	2,636	(2,055)	(697)	2,416	284	nm	nm
Gain on loan and lease sales, net	1,161	1,871	442	940	1,531	(38)%	(24)%
BOLI income	4,331	4,440	4,063	2,790	2,033	(2)%	113%
Other income (loss)	18,231	(5,117)	3,811	13,603	11,662	nm	56%
Total non-interest income	65,533	43,981	39,678	54,735	34,879	49%	88%
Non-interest expense:
Salaries and employee benefits	157,572	159,041	163,398	136,092	107,982	(1)%	46%
Occupancy and equipment, net	48,160	43,070	50,550	41,700	34,021	12%	42%
Intangible amortization	33,204	29,879	35,553	12,660	1,019	11%	nm
FDIC assessments	42,510	11,200	11,579	6,113	3,487	280%	nm
Merger-related expense	7,174	18,938	29,649	115,898	11,637	(62)%	(38)%
Other expenses	48,556	42,019	37,830	30,355	36,836	16%	32%
Total non-interest expense	337,176	304,147	328,559	342,818	194,982	11%	73%
Income (loss) before provision (benefit) for income taxes	127,071	183,972	179,080	(18,924)	112,428	(31)%	13%
Provision (benefit) for income taxes	33,540	48,127	45,703	(4,886)	29,464	(30)%	14%
Net income (loss)	$93,531	$135,845	$133,377	$(14,038)	$82,964	(31)%	13%

Weighted average basic shares outstanding (1)	208,083	208,070	207,977	156,383	129,321	0%	61%
Weighted average diluted shares outstanding (1)	208,739	208,645	208,545	156,383	129,801	0%	61%
Earnings (loss) per common share – basic (1)	$0.45	$0.65	$0.64	$(0.09)	$0.64	(31)%	(30)%
Earnings (loss) per common share – diluted (1)	$0.45	$0.65	$0.64	$(0.09)	$0.64	(31)%	(30)%

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Twelve months ended		% Change (2)
($ in thousands, except per share data)	Dec 31, 2023	Dec 31, 2022	Year over Year
Interest income:
Loans and leases	$2,113,615	$1,050,258	101%
Interest and dividends on investments:
Taxable	276,841	72,264	283%
Exempt from federal income tax	24,109	5,351	351%
Dividends	13,103	438	nm
Temporary investments and interest bearing deposits	111,659	19,706	467%
Total interest income	2,539,327	1,148,017	121%
Interest expense:
Deposits	461,654	48,195	nm
Securities sold under agreement to repurchase and federal funds purchased	3,923	997	293%
Borrowings	242,914	8,920	nm
Junior and other subordinated debentures	37,665	19,889	89%
Total interest expense	746,156	78,001	nm
Net interest income	1,793,171	1,070,016	68%
Provision for credit losses	213,199	84,016	154%
Non-interest income:
Service charges on deposits	65,525	48,365	35%
Card-based fees	55,263	37,370	48%
Brokerage revenue	13,471	90	nm
Residential mortgage banking revenue, net	16,789	106,859	(84)%
Gain on sale of debt securities, net	13	2	nm
Gain (loss) on equity securities, net	2,300	(7,099)	nm
Gain on loan and lease sales, net	4,414	6,696	(34)%
BOLI income	15,624	8,253	89%
Other income (loss)	30,528	(1,008)	nm
Total non-interest income	203,927	199,528	2%
Non-interest expense:
Salaries and employee benefits	616,103	441,226	40%
Occupancy and equipment, net	183,480	138,451	33%
Intangible amortization	111,296	4,095	nm
FDIC assessments	71,402	13,964	411%
Merger-related expense	171,659	17,356	nm
Other expenses	158,760	119,858	32%
Total non-interest expense	1,312,700	734,950	79%
Income before provision for income taxes	471,199	450,578	5%
Provision for income taxes	122,484	113,826	8%
Net income	$348,715	$336,752	4%

Weighted average basic shares outstanding (1)	195,304	129,277	51%
Weighted average diluted shares outstanding (1)	195,871	129,732	51%
Earnings per common share – basic (1)	$1.79	$2.60	(31)%
Earnings per common share – diluted (1)	$1.78	$2.60	(32)%

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc. Consolidated Balance Sheets
(Unaudited)
						% Change (2)
($ in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$498,496	$492,474	$538,653	$555,919	$327,313	1%	52%
Interest bearing cash and temporary investments	1,664,038	1,911,221	2,868,563	3,079,266	967,330	(13)%	72%
Investment securities:
Equity and other, at fair value	76,995	73,638	76,361	76,532	72,959	5%	6%
Available for sale, at fair value	8,829,870	8,503,986	8,998,428	9,249,600	3,196,166	4%	176%
Held to maturity, at amortized cost	2,300	2,344	2,388	2,432	2,476	(2)%	(7)%
Loans held for sale	30,715	60,313	183,633	49,338	71,647	(49)%	(57)%
Loans and leases	37,441,951	37,170,598	37,049,299	37,091,280	26,155,981	1%	43%
Allowance for credit losses on loans and leases	(440,871)	(416,560)	(404,603)	(417,464)	(301,135)	6%	46%
Net loans and leases	37,001,080	36,754,038	36,644,696	36,673,816	25,854,846	1%	43%
Restricted equity securities	179,274	168,524	258,524	246,525	47,144	6%	280%
Premises and equipment, net	338,970	337,855	368,698	375,190	176,016	0%	93%
Operating lease right-of-use assets	115,811	114,220	119,255	127,296	78,598	1%	47%
Goodwill	1,029,234	1,029,234	1,029,234	1,030,142	—	0%	nm
Other intangible assets, net	603,679	636,883	666,762	702,315	4,745	(5)%	nm
Residential mortgage servicing rights, at fair value	109,243	117,640	172,929	178,800	185,017	(7)%	(41)%
Bank owned life insurance	680,948	648,232	643,727	641,922	331,759	5%	105%
Deferred tax asset, net	347,203	469,841	362,880	351,229	132,823	(26)%	161%
Other assets	665,740	673,372	657,365	653,904	399,800	(1)%	67%
Total assets	$52,173,596	$51,993,815	$53,592,096	$53,994,226	$31,848,639	0%	64%
Liabilities:
Deposits
Non-interest bearing	$14,256,452	$15,532,948	$16,019,408	$17,215,781	$10,288,849	(8)%	39%
Interest bearing	27,350,568	26,091,420	24,815,509	24,370,566	16,776,763	5%	63%
Total deposits	41,607,020	41,624,368	40,834,917	41,586,347	27,065,612	0%	54%
Securities sold under agreements to repurchase	252,119	258,383	294,914	271,047	308,769	(2)%	(18)%
Borrowings	3,950,000	3,985,000	6,250,000	5,950,000	906,175	(1)%	336%
Junior subordinated debentures, at fair value	316,440	331,545	312,872	297,721	323,639	(5)%	(2)%
Junior and other subordinated debentures, at amortized cost	107,895	107,952	108,009	108,066	87,813	0%	23%
Operating lease liabilities	130,576	129,845	132,099	140,648	91,694	1%	42%
Other liabilities	814,512	924,560	831,097	755,674	585,111	(12)%	39%
Total liabilities	47,178,562	47,361,653	48,763,908	49,109,503	29,368,813	0%	61%
Shareholders' equity:
Common stock	5,802,747	5,798,167	5,792,792	5,788,553	3,450,493	0%	68%
Accumulated deficit	(467,571)	(485,576)	(545,842)	(603,696)	(543,803)	(4)%	(14)%
Accumulated other comprehensive loss	(340,142)	(680,429)	(418,762)	(300,134)	(426,864)	(50)%	(20)%
Total shareholders' equity	4,995,034	4,632,162	4,828,188	4,884,723	2,479,826	8%	101%
Total liabilities and shareholders' equity	$52,173,596	$51,993,815	$53,592,096	$53,994,226	$31,848,639	0%	64%

Common shares outstanding at period end (1)	208,585	208,575	208,514	208,429	129,321	0%	61%

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Per Common Share Data: (5)
Dividends (5)	$0.36	$0.36	$0.36	$0.35	$0.35	0%	3%
Book value (5)	$23.95	$22.21	$23.16	$23.44	$19.18	8%	25%
Tangible book value (1),(5)	$16.12	$14.22	$15.02	$15.12	$19.14	13%	(16)%

Performance Ratios:
Efficiency ratio (2)	64.81%	57.82%	62.60%	79.71%	57.24%	6.99	7.57
Return on average assets ("ROAA")	0.72%	1.02%	1.00%	(0.14)%	1.04%	(0.30)	(0.32)
Pre-provision net revenue ("PPNR") ROAA (1)	1.39%	1.65%	1.46%	0.89%	1.82%	(0.26)	(0.43)
Return on average common equity	7.90%	11.07%	10.84%	(1.70)%	13.50%	(3.17)	(5.60)
Return on average tangible common equity (1)	12.19%	16.93%	16.63%	(2.09)%	13.53%	(4.74)	(1.34)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1), (2)	64.47%	51.97%	54.85%	53.46%	52.01%	12.50	12.46
Operating ROAA (1)	0.70%	1.23%	1.27%	0.74%	1.24%	(0.53)	(0.54)
Operating PPNR ROAA (1)	1.37%	1.94%	1.82%	2.01%	2.10%	(0.57)	(0.73)
Operating return on average common equity (1)	7.73%	13.40%	13.77%	8.66%	16.14%	(5.67)	(8.41)
Operating return on average tangible common equity (1)	11.92%	20.48%	21.13%	10.64%	16.18%	(8.56)	(4.26)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.13%	6.08%	5.95%	5.55%	4.92%	0.05	1.21
Yield on earning assets (2)	5.75%	5.65%	5.48%	5.19%	4.62%	0.10	1.13
Cost of interest bearing deposits	2.54%	2.01%	1.64%	1.32%	0.77%	0.53	1.77
Cost of interest bearing liabilities	3.02%	2.72%	2.45%	1.82%	1.05%	0.30	1.97
Cost of total deposits	1.63%	1.23%	0.99%	0.80%	0.46%	0.40	1.17
Cost of total funding (3)	2.05%	1.81%	1.61%	1.16%	0.65%	0.24	1.40
Net interest margin (2)	3.78%	3.91%	3.93%	4.08%	4.01%	(0.13)	(0.23)
Average interest bearing cash / Average interest earning assets	3.64%	5.17%	5.47%	4.33%	3.62%	(1.53)	0.02
Average loans and leases / Average interest earning assets	78.04%	75.64%	75.18%	80.96%	85.32%	2.40	(7.28)
Average loans and leases / Average total deposits	89.91%	90.63%	90.98%	93.01%	95.85%	(0.72)	(5.94)
Average non-interest bearing deposits / Average total deposits	35.88%	38.55%	40.05%	39.55%	40.30%	(2.67)	(4.42)
Average total deposits / Average total funding (3)	90.02%	86.66%	85.59%	91.36%	94.52%	3.36	(4.50)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.30%	0.28%	0.22%	0.20%	0.22%	0.02	0.08
Non-performing assets to total assets	0.22%	0.20%	0.15%	0.14%	0.18%	0.02	0.04
Allowance for credit losses to loans and leases	1.24%	1.18%	1.15%	1.18%	1.21%	0.06	0.03
Total risk-based capital ratio (4)	11.8%	11.6%	11.3%	10.9%	13.7%	0.20	(1.90)
Common equity tier 1 risk-based capital ratio (4)	9.6%	9.5%	9.2%	8.9%	11.0%	0.10	(1.40)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Twelve months ended		% Change
	Dec 31, 2023	Dec 31, 2022	Year over Year
Per Common Share Data: (4)
Dividends (4)	$1.43	$1.40	2.14%

Performance Ratios:
Efficiency ratio (2)	65.59%	57.83%	7.76
ROAA	0.70%	1.09%	(0.39)
PPNR ROAA (1)	1.38%	1.73%	(0.35)
Return on average common equity	7.81%	13.07%	(5.26)
Return on average tangible common equity (1)	11.46%	13.11%	(1.65)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1), (2)	56.21%	55.66%	0.55
Operating ROAA (1)	1.00%	1.17%	(0.17)
Operating PPNR ROAA (1)	1.77%	1.83%	(0.06)
Operating return on average common equity (1)	11.12%	13.97%	(2.85)
Operating return on average tangible common equity (1)	16.32%	14.00%	2.32

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.95%	4.29%	1.66
Yield on earning assets (2)	5.54%	3.88%	1.66
Cost of interest bearing deposits	1.93%	0.31%	1.62
Cost of interest bearing liabilities	2.56%	0.47%	2.09
Cost of total deposits	1.19%	0.18%	1.01
Cost of total funding (3)	1.69%	0.28%	1.41
Net interest margin (2)	3.91%	3.62%	0.29
Average interest bearing cash / Average interest earning assets	4.68%	5.28%	(0.60)
Average loans and leases / Average interest earning assets	77.21%	81.96%	(4.75)
Average loans and leases / Average total deposits	91.01%	90.91%	0.10
Average non-interest bearing deposits / Average total deposits	38.37%	41.48%	(3.11)
Average total deposits / Average total funding (3)	88.18%	96.06%	(7.88)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,482,940	$6,490,638	$6,434,673	$6,353,550	$3,894,840	0%	66%
Owner occupied term, net	5,195,605	5,235,227	5,254,401	5,156,848	2,567,761	(1)%	102%
Multifamily, net	5,704,734	5,684,495	5,622,875	5,590,587	5,285,791	0%	8%
Construction & development, net	1,747,302	1,669,918	1,528,924	1,467,561	1,077,346	5%	62%
Residential development, net	323,899	354,922	388,641	440,667	200,838	(9)%	61%
Commercial:
Term, net	5,536,765	5,437,915	5,449,787	5,906,774	3,029,547	2%	83%
Lines of credit & other, net	2,430,127	2,353,548	2,268,790	2,184,762	960,054	3%	153%
Leases & equipment finance, net	1,729,512	1,728,991	1,740,037	1,746,267	1,706,172	0%	1%
Residential:
Mortgage, net	6,157,166	6,121,838	6,272,898	6,187,964	5,647,035	1%	9%
Home equity loans & lines, net	1,938,166	1,899,948	1,898,958	1,870,002	1,631,965	2%	19%
Consumer & other, net	195,735	193,158	189,315	186,298	154,632	1%	27%
Total loans and leases, net of deferred fees and costs	$37,441,951	$37,170,598	$37,049,299	$37,091,280	$26,155,981	1%	43%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	16%	15%
Owner occupied term, net	14%	14%	14%	14%	10%
Multifamily, net	15%	15%	15%	15%	20%
Construction & development, net	5%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	16%	12%
Lines of credit & other, net	6%	6%	6%	6%	4%
Leases & equipment finance, net	5%	5%	5%	5%	6%
Residential:
Mortgage, net	16%	17%	17%	17%	21%
Home equity loans & lines, net	5%	5%	5%	5%	6%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$14,256,452	$15,532,948	$16,019,408	$17,215,781	$10,288,849	(8)%	39%
Demand, interest bearing	8,044,432	6,898,831	6,300,082	5,900,462	4,080,469	17%	97%
Money market	10,324,454	10,349,217	10,115,908	10,681,422	7,721,011	0%	34%
Savings	2,754,113	3,018,706	3,171,714	3,469,112	2,265,052	(9)%	22%
Time	6,227,569	5,824,666	5,227,805	4,319,570	2,710,231	7%	130%
Total	$41,607,020	$41,624,368	$40,834,917	$41,586,347	$27,065,612	0%	54%

Total core deposits (1)	$37,423,402	$37,597,830	$37,639,368	$39,155,298	$25,616,010	0%	46%

Deposit mix:
Demand, non-interest bearing	34%	37%	39%	41%	38%
Demand, interest bearing	19%	17%	15%	14%	15%
Money market	25%	25%	25%	26%	29%
Savings	7%	7%	8%	9%	8%
Time	15%	14%	13%	10%	10%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change (2)
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$28,689	$26,053	$10,994	$15,612	$5,011	10%	473%
Commercial, net	45,682	44,341	39,316	42,301	25,691	3%	78%
Total loans and leases on non-accrual status	74,371	70,394	50,310	57,913	30,702	6%	142%
Loans and leases past due 90+ days and accruing (1):
Commercial real estate, net	870	71	184	1	1	nm	nm
Commercial, net	8,232	8,606	7,720	151	7,909	(4)%	4%
Residential, net (1)	29,102	25,180	21,370	17,423	19,894	16%	46%
Consumer & other, net	326	240	399	140	134	36%	143%
Total loans and leases past due 90+ days and accruing (1)	38,530	34,097	29,673	17,715	27,938	13%	38%
Total non-performing loans and leases	112,901	104,491	79,983	75,628	58,640	8%	93%
Other real estate owned	1,036	1,170	278	409	203	(11)%	410%
Total non-performing assets	$113,937	$105,661	$80,261	$76,037	$58,843	8%	94%

Loans and leases past due 31-89 days	$85,235	$82,918	$73,376	$78,641	$64,893	3%	31%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.22%	0.20%	0.21%	0.25%	0.01	(0.02)
Non-performing loans and leases to total loans and leases (1)	0.30%	0.28%	0.22%	0.20%	0.22%	0.02	0.08
Non-performing assets to total assets (1)	0.22%	0.20%	0.15%	0.14%	0.18%	0.02	0.04

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Columbia has the unilateral right to repurchase but has not done so, totaling $1.0 million, $700,000, $1.6 million, $5.4 million, and $6.6 million at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change (2)
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$416,560	$404,603	$417,464	$301,135	$283,065	3%	47%
Initial ACL recorded for PCD loans acquired during the period	—	—	—	26,492	—	nm	nm
Provision for credit losses on loans and leases (1)	53,183	35,082	15,216	106,498	30,580	52%	74%
Charge-offs
Commercial real estate, net	(629)	—	(174)	—	(128)	nm	391%
Commercial, net	(31,949)	(26,629)	(32,036)	(19,248)	(14,721)	20%	117%
Residential, net	(89)	(206)	(4)	(248)	(53)	(57)%	68%
Consumer & other, net	(1,841)	(1,884)	(1,264)	(773)	(906)	(2)%	103%
Total charge-offs	(34,508)	(28,719)	(33,478)	(20,269)	(15,808)	20%	118%
Recoveries
Commercial real estate, net	35	31	209	58	163	13%	(79)%
Commercial, net	4,414	4,901	4,511	3,058	2,708	(10)%	63%
Residential, net	781	156	63	123	24	401%	nm
Consumer & other, net	406	506	618	369	403	(20)%	1%
Total recoveries	5,636	5,594	5,401	3,608	3,298	1%	71%
Net (charge-offs) recoveries
Commercial real estate, net	(594)	31	35	58	35	nm	nm
Commercial, net	(27,535)	(21,728)	(27,525)	(16,190)	(12,013)	27%	129%
Residential, net	692	(50)	59	(125)	(29)	nm	nm
Consumer & other, net	(1,435)	(1,378)	(646)	(404)	(503)	4%	185%
Total net charge-offs	(28,872)	(23,125)	(28,077)	(16,661)	(12,510)	25%	131%
Balance, end of period	$440,871	$416,560	$404,603	$417,464	$301,135	6%	46%
Reserve for unfunded commitments
Balance, beginning of period	$21,482	$19,827	$19,029	$14,221	$11,853	8%	81%
Initial ACL recorded for unfunded commitments acquired during the period	—	—	—	5,767	—	nm	nm
Provision (recapture) for credit losses on unfunded commitments	1,726	1,655	798	(959)	2,368	4%	(27)%
Balance, end of period	23,208	21,482	19,827	19,029	14,221	8%	63%
Total Allowance for credit losses (ACL)	$464,079	$438,042	$424,430	$436,493	$315,356	6%	47%

Net charge-offs to average loans and leases (annualized)	0.31%	0.25%	0.30%	0.23%	0.19%	0.06	0.12
Recoveries to gross charge-offs	16.33%	19.48%	16.13%	17.80%	20.86%	(3.15)	(4.53)
ACLLL to loans and leases	1.18%	1.12%	1.09%	1.13%	1.15%	0.06	0.03
ACL to loans and leases	1.24%	1.18%	1.15%	1.18%	1.21%	0.06	0.03
(1) For the quarter ended March 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Twelve Months Ended		% Change (2)
($ in thousands)	Dec 31, 2023	Dec 31, 2022	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$301,135	$248,412	21%
Initial ACL recorded for PCD loans acquired during the period	26,492	—	nm
Provision for credit losses on loans and leases (1)	209,979	83,605	151%
Charge-offs
Commercial real estate, net	(803)	(136)	490%
Commercial, net	(109,862)	(41,073)	167%
Residential, net	(547)	(224)	144%
Consumer & other, net	(5,762)	(3,556)	62%
Total charge-offs	(116,974)	(44,989)	160%
Recoveries
Commercial real estate, net	333	384	(13)%
Commercial, net	16,884	11,029	53%
Residential, net	1,123	662	70%
Consumer & other, net	1,899	2,032	(7)%
Total recoveries	20,239	14,107	43%
Net (charge-offs) recoveries
Commercial real estate, net	(470)	248	(290)%
Commercial, net	(92,978)	(30,044)	209%
Residential, net	576	438	32%
Consumer & other, net	(3,863)	(1,524)	153%
Total net charge-offs	(96,735)	(30,882)	213%
Balance, end of period	$440,871	$301,135	46%
Reserve for unfunded commitments
Balance, beginning of period	$14,221	$12,767	11%
Initial ACL recorded for unfunded commitments acquired during the period	5,767	—	nm
Provision for credit losses on unfunded commitments	3,220	1,454	121%
Balance, end of period	23,208	14,221	63%
Total Allowance for credit losses (ACL)	$464,079	$315,356	47%

Net charge-offs to average loans and leases (annualized)	0.27%	0.13%	0.14
Recoveries to gross charge-offs	17.30%	31.36%	(14.06)

(1) For the twelve months ended December 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$48,868	$649	5.31%	$199,855	$1,741	3.49%	$110,850	$1,603	5.79%
Loans and leases (1)	37,333,310	577,092	6.13%	37,050,518	567,929	6.08%	25,855,556	320,747	4.92%
Taxable securities	7,903,053	82,872	4.19%	8,356,165	85,007	4.07%	3,042,044	18,290	2.40%
Non-taxable securities (2)	809,551	8,073	3.99%	844,417	8,085	3.83%	200,825	1,571	3.13%
Temporary investments and interest-bearing cash	1,743,447	24,055	5.47%	2,530,150	34,407	5.40%	1,095,854	10,319	3.74%
Total interest-earning assets	47,838,229	$692,741	5.75%	48,981,105	$697,169	5.65%	30,305,129	$352,530	4.62%
Goodwill and other intangible assets	1,652,282			1,684,093			5,298
Other assets	2,341,845			2,346,163			1,327,063
Total assets	$51,832,356			$53,011,361			$31,637,490
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$7,617,427	$44,861	2.34%	$6,578,849	$25,209	1.52%	$4,005,643	$5,372	0.53%
Money market deposits	10,276,894	61,055	2.36%	10,249,028	50,039	1.94%	7,651,974	17,473	0.91%
Savings deposits	2,880,622	698	0.10%	3,109,779	1,253	0.16%	2,345,564	226	0.04%
Time deposits	5,847,400	64,045	4.35%	5,184,089	50,473	3.86%	2,100,803	8,103	1.53%
Total interest-bearing deposits	26,622,343	170,659	2.54%	25,121,745	126,974	2.01%	16,103,984	31,174	0.77%
Repurchase agreements and federal funds purchased	245,989	1,226	1.98%	268,444	1,220	1.80%	354,624	323	0.36%
Borrowings	3,918,261	56,066	5.68%	5,603,207	77,080	5.46%	796,414	8,023	4.00%
Junior and other subordinated debentures	440,007	10,060	9.07%	420,582	9,864	9.30%	413,708	7,248	6.95%
Total interest-bearing liabilities	31,226,600	$238,011	3.02%	31,413,978	$215,138	2.72%	17,668,730	$46,768	1.05%
Non-interest-bearing deposits	14,899,001			15,759,720			10,870,842
Other liabilities	1,011,019			970,688			659,279
Total liabilities	47,136,620			48,144,386			29,198,851
Common equity	4,695,736			4,866,975			2,438,639
Total liabilities and shareholders' equity	$51,832,356			$53,011,361			$31,637,490
NET INTEREST INCOME (2)		$454,730			$482,031			$305,762
NET INTEREST SPREAD			2.73%			2.93%			3.57%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.78%			3.91%			4.01%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.1 million for the three months ended December 31, 2023, as compared to $1.2 million for the three months ended September 30, 2023 and $283,000 for the three months ended December 31, 2022.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Twelve months ended
	December 31, 2023			December 31, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$87,675	$3,871	4.42%	$208,141	$8,812	4.23%
Loans and leases (1)	35,412,594	2,109,744	5.95%	24,225,518	1,041,446	4.29%
Taxable securities	7,479,573	289,944	3.88%	3,343,721	72,702	2.17%
Non-taxable securities (2)	740,376	28,236	3.81%	216,943	6,669	3.07%
Temporary investments and interest-bearing cash	2,147,348	111,659	5.20%	1,561,808	19,706	1.26%
Total interest-earning assets	45,867,566	$2,543,454	5.54%	29,556,131	$1,149,335	3.88%
Goodwill and other intangible assets	1,423,075			6,847
Other assets	2,205,678			1,254,418
Total assets	$49,496,319			$30,817,396
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$6,280,333	$97,162	1.55%	$3,886,390	$8,185	0.21%
Money market deposits	9,962,837	185,035	1.86%	7,552,666	26,415	0.35%
Savings deposits	2,994,333	3,384	0.11%	2,411,448	880	0.04%
Time deposits	4,743,615	176,073	3.71%	1,743,988	12,715	0.73%
Total interest-bearing deposits	23,981,118	461,654	1.93%	15,594,492	48,195	0.31%
Repurchase agreements and federal funds purchased	269,853	3,923	1.45%	465,600	997	0.21%
Borrowings	4,522,656	242,914	5.37%	226,665	8,920	3.94%
Junior and other subordinated debentures	421,195	37,665	8.94%	399,568	19,889	4.98%
Total interest-bearing liabilities	29,194,822	$746,156	2.56%	16,686,325	$78,001	0.47%
Non-interest-bearing deposits	14,927,443			11,053,921
Other liabilities	907,329			501,573
Total liabilities	45,029,594			28,241,819
Common equity	4,466,725			2,575,577
Total liabilities and shareholders' equity	$49,496,319			$30,817,396
NET INTEREST INCOME (2)		$1,797,298			$1,071,334
NET INTEREST SPREAD			2.98%			3.41%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.91%			3.62%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $4.1 million for the twelve months ended December 31, 2023, as compared to $1.3 million for the same period in 2022.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change (1)
($ in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$2,686	$2,442	$3,166	$3,587	$4,252	10%	(37)%
Servicing	5,966	8,887	9,167	9,397	9,184	(33)%	(35)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,215)	(4,801)	(4,797)	(4,881)	(4,986)	(33)%	(36)%
Changes due to valuation inputs or assumptions	(6,251)	5,308	(2,242)	(2,937)	(9,914)	(218)%	(37)%
MSR hedge gain (loss)	5,026	(4,733)	(7,636)	2,650	(348)	nm	nm
Total	$4,212	$7,103	$(2,342)	$7,816	$(1,812)	(41)%	nm

Closed loan volume for-sale	$87,033	$103,333	$119,476	$131,726	$216,833	(16)%	(60)%
Gain on sale margin	3.09%	2.36%	2.65%	2.72%	1.96%	0.73	1.13

Residential mortgage servicing rights:
Balance, beginning of period	$117,640	$172,929	$178,800	$185,017	$196,177	(32)%	(40)%
Additions for new MSR capitalized	920	1,658	1,168	1,601	3,740	(45)%	(75)%
Sale of MSR assets	149	(57,454)	—	—	—	nm	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,215)	(4,801)	(4,797)	(4,881)	(4,986)	(33)%	(36)%
Changes due to valuation inputs or assumptions	(6,251)	5,308	(2,242)	(2,937)	(9,914)	(218)%	(37)%
Balance, end of period	$109,243	$117,640	$172,929	$178,800	$185,017	(7)%	(41)%

Residential mortgage loans serviced for others	$8,175,664	$8,240,950	$12,726,615	$12,914,046	$13,020,189	(1)%	(37)%
MSR as % of serviced portfolio	1.34%	1.43%	1.36%	1.38%	1.42%	(0.09)	(0.08)

(1) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Twelve Months Ended		% Change (1)
($ in thousands)	Dec 31, 2023	Dec 31, 2022	Year over Year
Residential mortgage banking revenue:
Origination and sale	$11,881	$46,712	(75)%
Servicing	33,417	37,358	(11)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(17,694)	(20,272)	(13)%
Changes due to valuation inputs or assumptions	(6,122)	57,537	(111)%
MSR hedge loss	(4,693)	(14,476)	(68)%
Total	$16,789	$106,859	(84)%

Closed loan volume for-sale	$441,568	$1,839,466	(76)%
Gain on sale margin	2.69%	2.54%	0.15

Residential mortgage servicing rights:
Balance, beginning of period	$185,017	$123,615	50%
Additions for new MSR capitalized	5,347	24,137	(78)%
Sale of MSR assets	(57,305)	—	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(17,694)	(20,272)	(13)%
Changes due to valuation inputs or assumptions	(6,122)	57,537	(111)%
Balance, end of period	$109,243	$185,017	(41)%

(1) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change (2)
($ in thousands, except per share data)		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,995,034	$4,632,162	$4,828,188	$4,884,723	$2,479,826	8%	101%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,030,142	—	0%	nm
Less: Other intangible assets, net		603,679	636,883	666,762	702,315	4,745	(5)%	nm
Tangible common shareholders' equity	b	$3,362,121	$2,966,045	$3,132,192	$3,152,266	$2,475,081	13%	36%

Total assets	c	$52,173,596	$51,993,815	$53,592,096	$53,994,226	$31,848,639	0%	64%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,030,142	—	0%	nm
Less: Other intangible assets, net		603,679	636,883	666,762	702,315	4,745	(5)%	nm
Tangible assets	d	$50,540,683	$50,327,698	$51,896,100	$52,261,769	$31,843,894	0%	59%
Common shares outstanding at period end (1)	e	208,585	208,575	208,514	208,429	129,321	0%	61%

Total shareholders' equity to total assets ratio	a / c	9.57%	8.91%	9.01%	9.05%	7.79%	0.66	1.78
Tangible common equity ratio	b / d	6.65%	5.89%	6.04%	6.03%	7.77%	0.76	(1.12)
Book value per common share (1)	a / e	$23.95	$22.21	$23.16	$23.44	$19.18	8%	25%
Tangible book value per common share (1)	b / e	$16.12	$14.22	$15.02	$15.12	$19.14	13%	(16)%

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change (1)
($ in thousands)		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$9	$4	$—	$—	$—	125%	nm
(Loss) gain on equity securities, net		2,636	(2,055)	(697)	2,416	284	nm	nm
Gain (loss) on swap derivatives		(8,042)	5,700	1,288	(3,543)	(2,329)	(241)%	245%
Change in fair value of certain loans held for investment		19,354	(19,247)	(6,965)	9,488	4,192	nm	362%
Change in fair value of MSR due to valuation inputs or assumptions		(6,251)	5,308	(2,242)	(2,937)	(9,914)	(218)%	(37)%
MSR hedge (loss) gain		5,026	(4,733)	(7,636)	2,650	(348)	nm	nm
Total non-interest income adjustments	a	$12,732	$(15,023)	$(16,252)	$8,074	$(8,115)	nm	nm

Non-Interest Expense Adjustments
Merger-related expense		$7,174	$18,938	$29,649	$115,898	$11,637	(62)%	(38)%
Exit and disposal costs		2,791	4,017	2,119	1,291	1,966	(31)%	42%
Total non-interest expense adjustments	b	$9,965	$22,955	$31,768	$117,189	$13,603	(57)%	(27)%

Net interest income	c	$453,623	$480,875	$483,975	$374,698	$305,479	(6)%	48%

Non-interest income (GAAP)	d	$65,533	$43,981	$39,678	$54,735	$34,879	49%	88%
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115	(185)%	(257)%
Operating non-interest income (non-GAAP)	e	$52,801	$59,004	$55,930	$46,661	$42,994	(11)%	23%

Revenue (GAAP)	f=c+d	$519,156	$524,856	$523,653	$429,433	$340,358	(1)%	53%
Operating revenue (non-GAAP)	g=c+e	$506,424	$539,879	$539,905	$421,359	$348,473	(6)%	45%

Non-interest expense (GAAP)	h	$337,176	$304,147	$328,559	$342,818	$194,982	11%	73%
Less: Non-interest expense adjustments	b	(9,965)	(22,955)	(31,768)	(117,189)	(13,603)	(57)%	(27)%
Operating non-interest expense (non-GAAP)	i	$327,211	$281,192	$296,791	$225,629	$181,379	16%	80%

Net income (loss) (GAAP)	j	$93,531	$135,845	$133,377	$(14,038)	$82,964	(31)%	13%
Provision (benefit) for income taxes		33,540	48,127	45,703	(4,886)	29,464	(30)%	14%
Income (loss) before provision for income taxes		127,071	183,972	179,080	(18,924)	112,428	(31)%	13%
Provision for credit losses		54,909	36,737	16,014	105,539	32,948	49%	67%
Pre-provision net revenue (PPNR) (non-GAAP)	k	181,980	220,709	195,094	86,615	145,376	(18)%	25%
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115	(185)%	(257)%
Add: Non-interest expense adjustments	b	9,965	22,955	31,768	117,189	13,603	(57)%	(27)%
Operating PPNR (non-GAAP)	l	$179,213	$258,687	$243,114	$195,730	$167,094	(31)%	7%

Net income (loss) (GAAP)	j	$93,531	$135,845	$133,377	$(14,038)	$82,964	(31)%	13%
Less: Non-interest income adjustments	a	(12,732)	15,023	16,252	(8,074)	8,115	(185)%	(257)%
Add: Non-interest expense adjustments	b	9,965	22,955	31,768	117,189	13,603	(57)%	(27)%
Tax effect of adjustments		691	(9,482)	(11,981)	(23,565)	(5,459)	nm	nm
Operating net income (non-GAAP)	m	$91,455	$164,341	$169,416	$71,512	$99,223	(44)%	(8)%

 (1) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change (3)
($ in thousands, except per share data)		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Average assets	n	$51,832,356	$53,011,361	$53,540,574	$39,425,975	$31,637,490	(2)%	64%
Less: Average goodwill and other intangible assets, net		1,652,282	1,684,093	1,718,705	623,042	5,298	(2)%	nm
Average tangible assets	o	$50,180,074	$51,327,268	$51,821,869	$38,802,933	$31,632,192	(2)%	59%

Average common shareholders' equity	p	$4,695,736	$4,866,975	$4,935,239	$3,349,761	$2,438,639	(4)%	93%
Less: Average goodwill and other intangible assets, net		1,652,282	1,684,093	1,718,705	623,042	5,298	(2)%	nm
Average tangible common equity	q	$3,043,454	$3,182,882	$3,216,534	$2,726,719	$2,433,341	(4)%	25%

Weighted average basic shares outstanding (1)	r	208,083	208,070	207,977	156,383	129,321	0%	61%
Weighted average diluted shares outstanding (1)	s	208,739	208,645	208,545	156,383	129,801	0%	61%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$0.45	$0.65	$0.64	$(0.09)	$0.64	(31)%	(30)%
Earnings-per-share - diluted (1)	j / s	$0.45	$0.65	$0.64	$(0.09)	$0.64	(31)%	(30)%
Efficiency ratio (2)	h / f	64.81%	57.82%	62.60%	79.71%	57.24%	6.99	7.57
ROAA	j / n	0.72%	1.02%	1.00%	(0.14)%	1.04%	(0.30)	(0.32)
Return on average tangible assets	j / o	0.74%	1.05%	1.03%	(0.15)%	1.04%	(0.31)	(0.30)
PPNR ROAA	k / n	1.39%	1.65%	1.46%	0.89%	1.82%	(0.26)	(0.43)
Return on average common equity	j / p	7.90%	11.07%	10.84%	(1.70)%	13.50%	(3.17)	(5.60)
Return on average tangible common equity	j / q	12.19%	16.93%	16.63%	(2.09)%	13.53%	(4.74)	(1.34)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$0.44	$0.79	$0.81	$0.46	$0.77	(44)%	(43)%
Operating earnings-per-share - diluted (1)	m / s	$0.44	$0.79	$0.81	$0.46	$0.76	(44)%	(42)%
Operating efficiency ratio (2)	i / g	64.47%	51.97%	54.85%	53.46%	52.01%	12.50	12.46
Operating ROAA	m / n	0.70%	1.23%	1.27%	0.74%	1.24%	(0.53)	(0.54)
Operating return on average tangible assets	m / o	0.72%	1.27%	1.31%	0.75%	1.24%	(0.55)	(0.52)
Operating PPNR ROAA	l / n	1.37%	1.94%	1.82%	2.01%	2.10%	(0.57)	(0.73)
Operating return on average common equity	m / p	7.73%	13.40%	13.77%	8.66%	16.14%	(5.67)	(8.41)
Operating return on average tangible common equity	m / q	11.92%	20.48%	21.13%	10.64%	16.18%	(8.56)	(4.26)

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(3) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Twelve Months Ended		% Change (1)
($ in thousands)		Dec 31, 2023	Dec 31, 2022	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$13	$2	nm
Gain (loss) on equity securities, net		2,300	(7,099)	(132)%
(Loss) gain on swap derivatives		(4,597)	16,249	(128)%
Change in fair value of certain loans held for investment		2,630	(58,464)	(104)%
Change in fair value of MSR due to valuation inputs or assumptions		(6,122)	57,537	(111)%
MSR hedge loss		(4,693)	(14,476)	(68)%
Total non-interest income adjustments	a	$(10,469)	$(6,251)	67%

Non-Interest Expense Adjustments
Merger-related expense		$171,659	$17,356	nm
Exit and disposal costs		10,218	6,805	50%
Total non-interest expense adjustments	b	$181,877	$24,161	nm

Net interest income	c	$1,793,171	$1,070,016	68%

Non-interest income (GAAP)	d	$203,927	$199,528	2%
Less: Non-interest income adjustments	a	10,469	6,251	67%
Operating non-interest income (non-GAAP)	e	$214,396	$205,779	4%

Revenue (GAAP)	f=c+d	$1,997,098	$1,269,544	57%
Operating revenue (non-GAAP)	g=c+e	$2,007,567	$1,275,795	57%

Non-interest expense (GAAP)	h	$1,312,700	$734,950	79%
Less: Non-interest expense adjustments	b	(181,877)	(24,161)	nm
Operating non-interest expense (non-GAAP)	i	$1,130,823	$710,789	59%

Net income (GAAP)	j	$348,715	$336,752	4%
Provision for income taxes		122,484	113,826	8%
Income before provision for income taxes		471,199	450,578	5%
Provision for credit losses		213,199	84,016	154%
Pre-provision net revenue (PPNR) (non-GAAP)	k	684,398	534,594	28%
Less: Non-interest income adjustments	a	10,469	6,251	67%
Add: Non-interest expense adjustments	b	181,877	24,161	nm
Operating PPNR (non-GAAP)	l	$876,744	$565,006	55%

Net income (GAAP)	j	$348,715	$336,752	4%
Less: Non-interest income adjustments	a	10,469	6,251	67%
Add: Non-interest expense adjustments	b	181,877	24,161	nm
Tax effect of adjustments		(44,337)	(7,479)	493%
Operating net income (non-GAAP)	m	$496,724	$359,685	38%
(1) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Twelve Months Ended		% Change (1)
($ in thousands)		Dec 31, 2023	Dec 31, 2022	Year over Year
Average assets	n	$49,496,319	$30,817,396	61%
Less: Average goodwill and other intangible assets, net		1,423,075	6,847	nm
Average tangible assets	o	$48,073,244	$30,810,549	56%

Average common shareholders' equity	p	$4,466,725	$2,575,577	73%
Less: Average goodwill and other intangible assets, net		1,423,075	6,847	nm
Average tangible common equity	q	$3,043,650	$2,568,730	18%

Weighted average basic shares outstanding (1)	r	195,304	129,277	51%
Weighted average diluted shares outstanding (1)	s	195,871	129,732	51%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$1.79	$2.60	(31)%
Earnings-per-share - diluted (1)	j / s	$1.78	$2.60	(32)%
Efficiency ratio (2)	h / f	65.59%	57.83%	7.76
ROAA	j / n	0.70%	1.09%	(0.39)
Return on average tangible assets	j / o	0.73%	1.09%	(0.36)
PPNR ROAA	k/n	1.38%	1.73%	(0.35)
Return on average common equity	j / p	7.81%	13.07%	(5.26)
Return on average tangible common equity	j / q	11.46%	13.11%	(1.65)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$2.54	$2.78	(9)%
Operating earnings-per-share - diluted (1)	m / s	$2.54	$2.77	(8)%
Operating efficiency ratio (2)	i / g	56.21%	55.66%	0.55
Operating ROAA	m / n	1.00%	1.17%	(0.17)
Operating return on average tangible assets	m / o	1.03%	1.17%	(0.14)
Operating PPNR ROAA	l / n	1.77%	1.83%	(0.06)
Operating return on average common equity	m / p	11.12%	13.97%	(2.85)
Operating return on average tangible common equity	m / q	16.32%	14.00%	2.32

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(3) Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change (4)
($ in thousands)		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Loans and leases interest income	a	$577,092	$567,929	$551,997	$412,726	$320,747	2%	80%
Less: Acquired loan accretion - rate related (2), (3)	b	26,914	28,963	30,548	11,832	387	(7)%	nm
Less: Acquired loan accretion - credit related (3)	c	5,430	6,370	7,100	3,806	—	(15)%	nm
Adjusted loans and leases interest income	d=a-b-c	$544,748	$532,596	$514,349	$397,088	$320,360	2%	70%

Taxable securities interest income	e	$82,872	$85,007	$81,617	$40,448	$18,290	(3)%	353%
Less: Acquired taxable securities accretion - rate related	f	34,290	39,219	34,801	15,356	—	(13)%	nm
Adjusted Taxable securities interest income	g=e-f	$48,582	$45,788	$46,816	$25,092	$18,290	6%	166%

Non-taxable securities interest income (1)	h	$8,073	$8,085	$8,010	$4,068	$1,571	0%	414%
Less: Acquired non-taxable securities accretion - rate related	i	2,309	2,288	2,274	901	—	1%	nm
Adjusted Taxable securities interest income (1)	j=h-i	$5,764	$5,797	$5,736	$3,167	$1,571	(1)%	267%

Interest income (1)	k	$692,741	$697,169	$676,922	$476,622	$352,530	(1)%	97%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	63,513	70,470	67,623	28,089	387	(10)%	nm
Less: Acquired loan accretion - credit related	c	5,430	6,370	7,100	3,806	—	(15)%	nm
Adjusted interest income (1)	m=k-l-c	$623,798	$620,329	$602,199	$444,727	$352,143	1%	77%

Interest-bearing deposits interest expense	n	$170,659	$126,974	$100,408	$63,613	$31,174	34%	447%
Less: Acquired deposit accretion	o	(187)	(373)	(280)	(93)	—	(50)%	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$170,846	$127,347	$100,688	$63,706	$31,174	34%	448%

Interest expense	q	$238,011	$215,138	$191,754	$101,253	$46,768	11%	409%
Less: Acquired interest-bearing liabilities accretion (2)	r	(244)	(430)	(337)	(150)	(57)	(43)%	328%
Adjusted interest expense	s=q-r	$238,255	$215,568	$192,091	$101,403	$46,825	11%	409%

Net Interest Income (1)	t	$454,730	$482,031	$485,168	$375,369	$305,762	(6)%	49%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	63,757	70,900	67,960	28,239	444	(10)%	nm
Less: Acquired loan accretion - credit related (3)	c	5,430	6,370	7,100	3,806	—	(15)%	nm
Adjusted net interest income (1)	v=t-u-c	$385,543	$404,761	$410,108	$343,324	$305,318	(5)%	26%

Average loans and leases	aa	37,333,310	37,050,518	37,169,315	29,998,630	25,855,556	1%	44%
Average taxable securities	ab	7,903,053	8,356,165	8,656,147	4,960,966	3,042,044	(5)%	160%
Average non-taxable securities	ac	809,551	844,417	865,278	437,020	200,825	(4)%	303%
Average interest-earning assets	ad	47,838,229	48,981,105	49,442,518	37,055,705	30,305,129	(2)%	58%
Average interest-bearing deposits	ae	26,622,343	25,121,745	24,494,717	19,496,551	16,103,984	6%	65%
Average interest-bearing liabilities	af	31,226,600	31,413,978	31,372,416	22,548,264	17,668,730	(1)%	77%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.
(4)Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.13%	6.08%	5.95%	5.55%	4.92%	0.05	1.21
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.29%	0.31%	0.33%	0.16%	0.01%	(0.02)	0.28
Less: Acquired loan accretion - credit related (3)	c / aa	0.06%	0.07%	0.08%	0.05%	—%	(0.01)	0.06
Adjusted average yield on loans and leases	d / aa	5.78%	5.70%	5.54%	5.34%	4.91%	0.08	0.87

Average yield on taxable securities	e / ab	4.19%	4.07%	3.77%	3.26%	2.40%	0.12	1.79
Less: Acquired taxable securities accretion - rate related	f / ab	1.72%	1.86%	1.61%	1.26%	—%	(0.14)	1.72
Adjusted average yield on taxable securities	g / ab	2.47%	2.21%	2.16%	2.00%	2.40%	0.26	0.07

Average yield on non-taxable securities (1)	h / ac	3.99%	3.83%	3.70%	3.72%	3.13%	0.16	0.86
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.13%	1.07%	1.05%	0.84%	—%	0.06	1.13
Adjusted yield on non-taxable securities (1)	j / ac	2.86%	2.76%	2.65%	2.88%	3.13%	0.10	(0.27)

Average yield on interest-earning assets (1)	k / ad	5.75%	5.65%	5.48%	5.19%	4.62%	0.10	1.13
Less: Acquired loan and securities accretion - rate related	l / ad	0.53%	0.57%	0.55%	0.31%	0.01%	(0.04)	0.52
Less: Acquired loan accretion - credit related	c / ad	0.05%	0.05%	0.06%	0.04%	—%	—	0.05
Adjusted average yield on interest-earning assets (1)	m / ad	5.17%	5.03%	4.87%	4.84%	4.61%	0.14	0.56

Average rate on interest-bearing deposits	n / ae	2.54%	2.01%	1.64%	1.32%	0.77%	0.53	1.77
Less: Acquired deposit accretion	o / ae	—%	(0.01)%	—%	—%	—%	0.01	—
Adjusted average rate on interest-bearing deposits	p / ae	2.54%	2.02%	1.64%	1.32%	0.77%	0.52	1.77

Average rate on interest-bearing liabilities	q / af	3.02%	2.72%	2.45%	1.82%	1.05%	0.30	1.97
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	(0.01)%	—%	—%	—%	0.01	—
Adjusted average rate on interest-bearing liabilities	s / af	3.02%	2.73%	2.45%	1.82%	1.05%	0.29	1.97

Net interest margin (1)	t / ad	3.78%	3.91%	3.93%	4.08%	4.01%	(0.13)	(0.23)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.53%	0.58%	0.55%	0.31%	—%	(0.05)	0.53
Less: Acquired loan accretion - credit related (3)	c / ad	0.05%	0.05%	0.06%	0.04%	—%	—	0.05
Adjusted net interest margin (1)	v / ad	3.20%	3.28%	3.32%	3.73%	4.01%	(0.08)	(0.81)

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Twelve Months Ended
($ in thousands)		Dec 31, 2023	Dec 31, 2022	Year over Year (4)
Loans and leases interest income	a	$2,109,744	$1,041,446	103%
Less: Acquired loan accretion - rate related (2), (3)	b	98,257	3,677	nm
Less: Acquired loan accretion - credit related (3)	c	22,706	—	nm
Adjusted loans and leases interest income	d=a-b-c	$1,988,781	$1,037,769	92%

Taxable securities interest income	e	$289,944	$72,702	299%
Less: Acquired taxable securities accretion - rate related	f	123,666	—	nm
Adjusted Taxable securities interest income	g=e-f	$166,278	$72,702	129%

Non-taxable securities interest income (1)	h	$28,236	$6,669	323%
Less: Acquired non-taxable securities accretion - rate related	i	7,772	—	nm
Adjusted Taxable securities interest income (1)	j=h-i	$20,464	$6,669	207%

Interest income (1)	k	$2,543,454	$1,149,335	121%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	229,695	3,677	nm
Less: Acquired loan accretion - credit related	c	22,706	—	nm
Adjusted interest income (1)	m=k-l-c	$2,291,053	$1,145,658	100%

Interest-bearing deposits interest expense	n	$461,654	$48,195	nm
Less: Acquired deposit accretion	o	(933)	—	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$462,587	$48,195	nm

Interest expense	q	$746,156	$78,001	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(1,161)	(228)	409%
Adjusted interest expense	s=q-r	$747,317	$78,229	nm

Net Interest Income (1)	t	$1,797,298	$1,071,334	68%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	230,856	3,905	nm
Less: Acquired loan accretion - credit related (3)	c	22,706	—	nm
Adjusted net interest income (1)	v=t-u-c	$1,543,736	$1,067,429	45%

Average loans and leases	aa	35,412,594	24,225,518	46%
Average taxable securities	ab	7,479,573	3,343,721	124%
Average non-taxable securities	ac	740,376	216,943	241%
Average interest-earning assets	ad	45,867,566	29,556,131	55%
Average interest-bearing deposits	ae	23,981,118	15,594,492	54%
Average interest-bearing liabilities	af	29,194,822	16,686,325	75%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.
(4)Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2023 Results
January 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Twelve Months Ended
($ in thousands)		Dec 31, 2023	Dec 31, 2022	Year over Year
Average yield on loans and leases	a / aa	5.95%	4.29%	1.66
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.28%	0.02%	0.26
Less: Acquired loan accretion - credit related (3)	c / aa	0.06%	—%	0.06
Adjusted average yield on loans and leases	d / aa	5.61%	4.27%	1.34

Average yield on taxable securities	e / ab	3.88%	2.17%	1.71
Less: Acquired taxable securities accretion - rate related	f / ab	1.65%	—%	1.65
Adjusted average yield on taxable securities	g / ab	2.23%	2.17%	0.06

Average yield on non-taxable securities (1)	h / ac	3.81%	3.07%	0.74
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.05%	—%	1.05
Adjusted yield on non-taxable securities (1)	j / ac	2.76%	3.07%	(0.31)

Average yield on interest-earning assets (1)	k / ad	5.54%	3.88%	1.66
Less: Acquired loan and securities accretion - rate related	l / ad	0.50%	0.01%	0.49
Less: Acquired loan accretion - credit related	c / ad	0.05%	—%	0.05
Adjusted average yield on interest-earning assets (1)	m / ad	4.99%	3.87%	1.12

Average rate on interest-bearing deposits	n / ae	1.93%	0.31%	1.62
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	1.93%	0.31%	1.62

Average rate on interest-bearing liabilities	q / af	2.56%	0.47%	2.09
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	2.56%	0.47%	2.09

Net interest margin (1)	t / ad	3.91%	3.62%	0.29
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.50%	0.01%	0.49
Less: Acquired loan accretion - credit related (3)	c / ad	0.05%	—%	0.05
Adjusted net interest margin (1)	v / ad	3.36%	3.61%	(0.25)

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.